UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2007 (September 17, 2007)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32739	20-1821898
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9009 Carothers Parkway Building B, Suite 501 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed on June 20, 2007, Craig S. Schub notified HealthSpring, Inc. (the “Company”) of his decision to terminate his existing Employment Agreement, dated as of April 17, 2006, and to resign as Senior Vice President and Chief Marketing Officer of the Company effective September 30, 2007.
Consulting Agreement
In connection with his resignation from full-time employment with the Company, Mr. Schub and the Company have entered into a Consulting Agreement, to be effective as of October 1, 2007 (the “Consulting Agreement”), whereby Mr. Schub will provide sales and marketing consulting services as directed by the Chief Operating Officer of the Company. The Company will pay Mr. Schub $15,000 per month; in return Mr. Schub has committed to an estimated approximately forty hours of work per month through December 31, 2007. Beginning January 1, 2008, Mr. Schub’s services and the fees for such services will be as Mr. Schub and the Chief Operating Officer of the Company mutually agree.
The foregoing summary is qualified by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1.
Amended and Restated Non-Qualified Stock Option Agreement
Simultaneously with the execution of the Consulting Agreement, Mr. Schub and the Company entered into an Amended and Restated Non-Qualified Stock Option Agreement (the “Amended Stock Option Agreement”). The Amended Stock Option Agreement modified the terms of Mr. Schub’s original Non-Qualified Stock Option Agreement (the “Original Agreement”) to allow Mr. Schub to exercise the option to purchase 37,500 shares of Company common stock that vested prior to the date of termination of his employment (September 30, 2007) anytime before April 17, 2016. The Original Agreement provided that, after a separation from employment for reasons other than those permitted by the Original Agreement, such as a voluntary resignation, Mr. Schub could exercise options vested as of the separation date only within three months of such separation.
The foregoing summary is qualified by reference to the full text of the Amended Stock Option Agreement, which is attached hereto as Exhibit 10.2.
Item 9.01. Financial Statements and Exhibits.
(d)   Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement, dated as of October 1, 2007, by and between Craig S. Schub and HealthSpring, Inc.

10.2	Amended and Restated Non-Qualified Stock Option Agreement, dated as of October 1, 2007, by and between Craig S. Schub and HealthSpring, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, Corporate General Counsel, and Secretary

Date: September 17, 2007

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